LIMITED POWER OF ATTORNEY

1. Know all by these present that the undersigned hereby constitutes and appoints each of Stephen Gunstream and Damon Terrill (each, an "Attorney in fact") of Alpha Teknova, Inc. (the "Company"), or either of them acting singly and with full power of substitution, as the undersigned's true and lawful attorney in fact to, if and as applicable:
2. submit to the U.S. Securities and Exchange Commission (the "SEC") a
Form ID Application Acknowledgement on the Electronic Data Gathering, Analysis, and Retrieval system (EDGAR) of the SEC, including any amendments thereto, and any other documents necessary or appropriate to obtain EDGAR codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Sections 13(d), 13(g), or Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any other rule or regulation of the SEC.
3. prepare, submit, execute for, and on behalf of the undersigned, in the undersigned's capacity as an officer, director, and or holder of 10% or more of a registered class of securities, as applicable, of the Company (a) Schedules 13D and 13G (and any amendments thereto) in accordance with Sections 13(d) and l 3(g) of the Exchange Act and the rules promulgated thereunder,
(b) Forms 3, 4, and 5 (and any amendments thereto) in accordance with Section 16(a) of the Exchange Act and the rules promulgated thereunder, and (c) any other forms or reports the undersigned may be required to file in connection with the undersigned's ownership, acquisition, or disposition of securities of the Company;
4. do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to prepare, complete, and execute any such
Schedule 13D, Schedule 130, Form 3, 4, or 5, or other form or report (or any amendment thereto), and timely file such schedule, form, or report with the SEC and any stock exchange or similar authority, including, but not limited to, obtaining passphrases and access codes from the SEC on the undersigned's behalf;
5. seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any broker or financial institution, and the undersigned hereby authorizes any such person to release any such information to each of the Attorneys in fact and approves and ratifies any such release of information; and
6. take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such Attorney in fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such Attorney in fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such Attorney in fact may approve in such Attorney in fact's discretion.
7. The undersigned hereby grants to each Attorney in fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such Attorney in fact, or such Attorney in fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that each Attorney in fact, in serving in such capacities at the request of the undersigned, is not assuming any of the undersigned's responsibilities to comply with Section 13 or Section 16 of the Exchange Act.
8. This Power of Attorney, with respect to each of the Attorneys in fact, shall remain in full force and effect until the earlier of (a) the date that the undersigned is no longer required to file Schedules 13D and 13G and Forms 3, 4, and 5 with respect to the undersigned's beneficial ownership and transactions in securities issued by the Company, (b) with respect to the Attorney in fact, this Power of Attorney is revoked by the undersigned in a signed writing delivered to such Attorney in fact, or (c) the time at which such attorney in fact is no longer employed by the Company or any of its subsidiaries.

IN WITNESS WHEREOF, the undersigned has executed this Limited Power of Attorney with effect as of the 31st day of August 2023.
Signed and acknowledged:


By: /s/ Martha J. Demski
Name & Title:  Martha J. Demski, Director